UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2014, Amarantus Bioscience Holdings, Inc. (the “Company”) entered into a securities purchase agreement pursuant to which the Company will sell and issue 2,200 shares of its Series E 12% Convertible Preferred Stock (”Series E Preferred Stock”) for gross proceeds of $2,000,000 and a 10% original issue discount.

On December 19, 2014, the Company filed a Certificate of Amendment to the Certificate of Designation to its Series E Convertible Preferred Stock to increase the number of Series E Preferred stock to 6,000 shares of Series E Preferred Stock.

The sale of the shares of the Series E Preferred Stock were made upon the same terms and conditions of the Series E Preferred Stock transaction previously disclosed by the Company in its current report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2014.

The Company released a press release with respect to the foregoing, a copy of which is attached as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01 Other Events

On December 23, 2014, the Company issued a press release announcing that it received Orphan Drug Designation for MANF from the U.S. Food and Drug Administration for treatment of Retinitis Pigmentosa. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 8.01, including Exhibits 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series E Preferred Stock filed December 19, 2014
99.1	Press Release dated December 19, 2014
99.2	Press Release date December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: December 24, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer